EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(UNAUDITED)

                                           Nine Months Ended                                             Fiscal Year Ended
                                     --------------------------------  --------------------------------------------------------------------------------------
                                        November 3,      October 28,      February 3,      January 29,       January 30       January 31       February 1
                                           2001             2000             2001*             2000             1999             1998             1997
                                     --------------------------------  --------------------------------------------------------------------------------------

Consolidated pretax income (loss)       $(56,690)         $ 60,770          $140,860         $283,949         $219,084         $410,035         $378,761
Fixed charges (less capitalized
interest)                                159,446           185,061           249,671          261,638          219,341          147,466          139,188
                                     --------------------------------  ---------------------------------------------------------------------------------------

EARNINGS                                $102,756          $245,831          $390,531         $545,587         $438,425         $557,501         $517,949
                                     ================================  =======================================================================================

Interest                                $143,707         $168,840           $224,323         $236,566          $196,680        $129,237          120,599
Capitalized interest                       4,553            4,218              4,720            5,177             3,050           3,644            4,420
Interest factor in rent expense           15,739           16,221             25,348           25,072            22,661          18,229           18,589
                                     -------------------------------  ----------------------------------------------------------------------------------------

FIXED CHARGES                           $163,999         $189,279           $254,391         $266,815          $222,391        $151,110         $143,608
                                     ===============================   ========================================================================================

Ratio of earnings to fixed charges          0.63            1.30               1.54             2.04              1.97             3.69             3.61
                                     ===============================   =========================================================================================

 * 53 Weeks